APPENDIX: SUMMARY BUDGET INFORMATION

COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT
Thousands
$

	Year Ending March 31
	2007	2007	2008
BUDGETARY ACCOUNTS	Estimate	Revised	Estimate
Ordinary Account:
Revenues	5,882,645	6,102,326	6,292,816
Expenditures	5,798,433	6,015,762	6,190,118
Surplus (Deficit)	84,212	86,564	102,698
Capital Account:
Revenues	28,256	28,722	160,129
Expenditures	436,664	442,030	855,684
Surplus (Deficit)	(408,408)	(413,308)	(695,555)
Special Purpose Account:
Revenues	52,289	51,128	49,196
Expenditures	55,533	49,685	51,367
Surplus (Deficit)	(3,244)	1,443	(2,171)
Special Operating Agency Account (net):
Revenues	65,403	83,452	81,865
Expenditures	54,654	72,911	70,317
Surplus (Deficit)	10,749	10,541	11,548
Sinking Fund Earnings	229,700	232,100	227,500

Gross Consolidated Revenue	6,258,293	6,497,728	6,811,506
Add: Amortization of Deferred Capital Contributions	0	22,947	25,477
Less: Capital Revenues Related to Tangible Capital Assets	(27,590)	(28,193)	(159,889)
Operating Revenue	6,230,703	6,492,482	6,677,094
Gross Consolidated Expenditure	6,345,284	6,580,388	7,167,486
Add: Amortization Expense	209,123	229,583	250,351
Less: Investment in Tangible Capital Assets	(345,928)	(352,091)	(777,840)
Operating Expense	6,208,479	6,457,880	6,639,997
Surplus (Deficit)	22,224	34,602	37,097

Note: Columns may not add due to rounding.

OPERATING REVENUE
2007-2008
Thousands
$

				SPECIAL
			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT (NET)	TOTAL
Agriculture and Aquaculture	6,677	0	0	0	6,677
Business New Brunswick	9,625	20	0	0	9,645
Education	27,383	0	11,600	0	38,983
Energy	356	0	0	0	356
Energy Efficiency and Conservation
Agency of New Brunswick	409	0	0	0	409
Environment	4,831	0	7,500	0	12,331
Family and Community Services	56,367	75	14,025	0	70,467
Finance	5,485,987	0	56	0	5,486,043
Fisheries	165	0	0	0	165
Health	24,836	0	1,335	0	26,171
Justice and Consumer Affairs	45,593	0	449	0	46,042
Legislative Assembly	476	0	0	0	476
Local Government	383	0	0	0	383
Natural Resources	77,931	40	2,581	0	80,552
Office of the Attorney General	133	0	0	0	133
Office of the Comptroller	150	0	0	0	150
Other Agencies	307,989	0	0	0	307,989
Post-Secondary Education, Training
and Labour	125,600	0	2,253	28,174	156,027
Public Safety	106,165	0	6,383	5,596	118,144
Regional Development Corporation	2,780	0	0	44,925	47,705
Supply and Services	629	4,055	1,063	0	5,747
Tourism and Parks	3,326	0	60	2,570	5,956
Transportation	5,025	155,939	0	600	161,564
Wellness, Culture and Sport	0	0	1,891	0	1,891
TOTAL	6,292,816	160,129	49,196	81,865	6,584,006
Sinking Fund Earnings					227,500
Adjustment for Tangible Capital Assets					(134,412)
Operating Revenue					6,677,094

Note: Columns may not add due to rounding.

OPERATING EXPENSE
2007-2008
Thousands
$

				SPECIAL
			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT (NET)	TOTAL
Agriculture and Aquaculture	33,429	400	0	0	33,829
Business New Brunswick	29,443	0	0	0	29,443
Education	875,629	1,000	11,600	0	888,229
Energy	2,912	0	0	0	2,912
Energy Efficiency and Conservation
Agency of New Brunswick	13,375	0	0	0	13,375
Environment	15,472	0	8,000	0	23,472
Executive Council Office	5,382	0	0	0	5,382
Family and Community Services	868,106	0	14,500	0	882,606
Finance	12,474	0	56	0	12,530
Fisheries	2,660	0	0	0	2,660
General Government	474,304	0	0	0	474,304
Health	2,054,483	10,000	1,420	0	2,065,903
Intergovernmental Affairs	3,454	0	0	0	3,454
Justice and Consumer Affairs	37,230	0	449	0	37,679
Legislative Assembly	18,385	0	0	0	18,385
Local Government	111,156	500	0	0	111,656
Maritime Provinces Higher Education
Commission	163,835	0	0	0	163,835
Natural Resources	97,878	2,436	2,610	0	102,924
Office of the Attorney General	14,339	0	0	0	14,339
Office of the Comptroller	4,723	0	0	0	4,723
Office of Human Resources	5,574	0	0	0	5,574
Office of the Premier	1,638	0	0	0	1,638
Post-Secondary Education, Training
and Labour	270,553	0	2,223	28,174	300,950
Public Safety	111,612	0	6,942	6,104	124,658
Regional Development Corporation	38,114	15,200	0	45,010	98,324
Service of the Public Debt	606,935	0	0	0	606,935
Supply and Services	101,778	101,298	1,621	0	204,697
Tourism and Parks	28,449	500	55	2,849	31,853
Transportation	170,761	724,350	0	(11,820)	883,291
Wellness, Culture and Sport	16,035	0	1,891	0	17,926
TOTAL	6,190,118	855,684	51,367	70,317	7,167,486
Adjustment for Tangible Capital Assets					(527,489)
Operating Expense					6,639,997

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE
2007-2008
Thousands
$

	Year Ending March 31
	2007	2007	2008
OWN SOURCE	Estimate	Revised	Estimate
Taxes
Personal Income Tax	1,104,700	1,161,500	1,210,300
Corporate Income Tax	178,400	217,600	238,800
Metallic Minerals Tax	8,000	19,000	70,000
Provincial Real Property Tax	353,200	353,200	369,000
Harmonized Sales Tax	814,300	871,900	909,200
Gasoline and Motive Fuels Tax	236,300	210,600	191,200
Tobacco Tax	93,000	84,000	84,000
Pari-Mutuel Tax	65	53	65
Insurance Premium Tax	41,200	40,300	39,600
Real Property Transfer Tax	6,000	6,000	6,200
Large Corporation Capital Tax	33,900	34,700	26,300
Financial Corporation Capital Tax	10,000	6,500	10,000
Sub-Total: Taxes	2,879,065	3,005,353	3,154,665
Return on Investment	118,808	182,434	189,742
Licenses and Permits	103,586	106,498	100,565
Sale of Goods and Services	209,137	203,973	209,096
Royalties	67,276	62,028	65,176
Lottery Revenues	110,125	112,125	116,125
Fines and Penalties	1,486	1,530	7,183
Miscellaneous	14,670	21,998	25,473
TOTAL: OWN SOURCE REVENUE	3,504,153	3,695,939	3,868,025
Unconditional Grants – Canada
Fiscal Equalization Payments	1,432,200	1,450,799	1,435,200
Canada Health Transfer	490,200	489,500	513,900
Canada Social Transfer	211,600	211,600	217,500
Other	1,900	1,900	1,938
Sub-Total: Unconditional Grants – Canada	2,135,900	2,153,799	2,168,538
Conditional Grants – Canada	242,592	252,588	256,253
TOTAL: GRANTS FROM CANADA	2,378,492	2,406,387	2,424,791
TOTAL: GROSS ORDINARY REVENUE	5,882,645	6,102,326	6,292,816

Note: Columns may not add due to rounding.

FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT
Millions
$

2004-2005 to 2006-2007 Fiscal Period

	Year Ending March 31
	2005	2006	2007
	Actual	Actual	Revised
Operating Revenue	5,959.8	6,300.7	6,492.5
Add: Required changes under the Act	0.0	(3.4)	(121.5)
Adjusted Revenue	5,959.8	6,297.3	6,371.0
Operating Expense	5,717.6	6,057.1	6,457.9
Adjusted Surplus (Deficit) for the Year	242.2	240.2	(86.9)
Cumulative Difference - Beginning of Year	0.0	242.2	482.4
Cumulative Difference - End of Year	242.2	482.4	395.5

		Year Ending March 31
	2004	2005	2006	2007
Net Debt	6,923.6	6,778.3	6,655.7	6,738.4
GDP (31 December)	22,346.0	23,487.0	24,162.0	25,056.0
Ratio of Net Debt to GDP	31.0%	28.9%	27.5%	26.9%

FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT
Millions
$

2007-2008 to 2010-2011 Fiscal Year

Year Ending March 31
2008
Estimate
Operating Revenue	6,677.1
Add: Required changes under the Act	0.0
Adjusted Revenue	6,677.1
Operating Expense	6,640.0
Adjusted Surplus (Deficit) for the Year	37.1
Cumulative Difference - Beginning of Year	0.0
Cumulative Difference - End of Year	37.1

	Year Ending March 31
	2007	2008
Net Debt	6,738.4	7,094.4
GDP (31 December)	25,056.0	25,958.0
Ratio of Net Debt to GDP	26.9%	27.3%

COMPARATIVE STATEMENT OF CHANGE IN NET DEBT
Thousands
$

Year Ending March 31			Year Ending March 31
2007	2007		2008
Estimate	Revised		Estimate
22,224	34,602	Surplus (Deficit)	37,097
(345,928)	(352,091)	Acquisition of Tangible Capital Assets	(777,840)
0	(22,947)	Amortization of Deferred Capital Contributions	(25,477)
27,590	28,193	Revenue Received to Acquire Tangible Capital Assets	159,889
209,123	229,583	Amortization of Tangible Capital Assets	250,351
(86,991)	(82,660)	(Increase) Decrease in Net Debt	(355,980)

NEW BRUNSWICK ROAD IMPROVEMENT FUND
Thousands
$

	Year Ending March 31
	2007	2007	2008
	Estimate	Revised	Estimate
Revenue
Gasoline and Motive Fuel Tax	236,300	210,600	191,200
Expenditures
Department of Transportation
Capital Account	235,830	241,017	717,350
Ordinary Account	158,580	164,780	170,721
Total Expenditures	394,410	405,797	888,071
Net Expenditures	158,110	195,197	696,871
Source of Funding for Net Expenditures
Federal Capital Revenues	27,245	27,515	155,839
Provincial Contribution from Consolidated Fund	130,865	167,682	541,032
TOTAL	158,110	195,197	696,871

N.B. Road Improvement Fund revenues and expenditures are included in the ordinary and capital accounts in the budget plan.

Capital Account expenditures relating to the Vehicle Management Agency have been excluded from the total expenditures above.

Note: Columns may not add due to rounding.